                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration  Statement of Essential Reality, Inc.
on Form SB-2 of our report dated  January 21, 2002 (June 20, 2002 as to Note 8), relating to the financial statements of Essential Reality, LLC, appearing in the
Prospectus  (which  report  expresses  an  unqualified  opinion and  includes an explanatory  paragraph  which  indicates  substantial  doubt about the Company's ability to  continue  as a going  concern),  which is part of this  Registration
Statement,  and to the  reference  to us under  the  heading  "Experts"  in such
Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New York, New York
July 19, 2002